Exhibit 23.6

Consent of Independent Auditor

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-205940) of Singer Madeline Holdings, Inc. of our report dated September 25, 2015 on our audits of the combined financial statements of Joe’s Jeans Licensing as of November 30, 2014, 2013 and 2012 and for the years then ended included in the Current Report on Form 8-K/A (Amendment No. 1) of Sequential Brands Group, Inc. We also consent to the reference to our firm under the caption “Experts”.

/s/ CohnReznick LLP

New York, New York

September 25, 2015